SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) July 17, 2015

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, and IRS Employer Identification No.
0-20371	ENTERGY GULF STATES LOUISIANA, L.L.C. (a Louisiana limited liability company) 446 North Boulevard Baton Rouge, Louisiana 70802 Telephone (800) 368-3749 74-0662730
1-35747	ENTERGY NEW ORLEANS, INC. (a Louisiana corporation) 1600 Perdido Street New Orleans, Louisiana 70112 Telephone (504) 670-3700 72-0273040

_____________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 17, 2015, Entergy Gulf States Louisiana, L.L.C. (“EGSL”) and Entergy New Orleans, Inc. (“ENOI”), along with Entergy Arkansas, Inc. (“EAI”) and Entergy Texas, Inc. (“ETI”), affiliates of EGSL and ENOI, entered into an Assignment, Assumption, and Consent Agreement and Fourth Amendment to Asset Purchase Agreement (the “Assignment Agreement”) with Union Power Partners, L.P. (“UPP”).

Pursuant to the Assignment Agreement, ETI will assign to ENOI, and ENOI will accept such assignment from ETI of, all of ETI’s rights, liabilities and interests in and under that certain Asset Purchase Agreement, dated as of December 8, 2014, by and among EAI, EGSL, ETI, UPP and Entegra TC LLC for the sale by UPP and the purchase by EGSL, EAI and ETI of the 1,980 megawatt (summer rating) power generation facility located near El Dorado, Arkansas known as the Union Power Station (the “Facility”) and certain related assets (as amended from time to time, the “Asset Purchase Agreement”). In addition, the Assignment Agreement will amend the Asset Purchase Agreement to replace ETI with ENOI as a purchaser thereunder and reflect other changes related thereto, including reference to the required regulatory approvals applicable to ENOI.

The operative provisions of the Assignment Agreement, including the assignment and amendments described above, will become effective upon ETI’s delivery of notice thereof to the parties to the Asset Purchase Agreement. ETI filed a motion on July 17, 2015 with the Public Utility Commission of Texas (“PUCT”) to dismiss its application requesting a Certificate of Convenience and Necessity with respect to its proposed purchase under the Asset Purchase Agreement. The PUCT is expected to address such motion at its July 30, 2015 open meeting. If the motion is approved by the PUCT, it is expected that, shortly thereafter, ETI will provide its notice to the parties to the Asset Purchase Agreement, triggering the effectiveness of the operative provisions of the Assignment Agreement.

Subject to the assignment becoming effective, ENOI has agreed to acquire one of the Facility’s four 2x1 natural gas-fired, combined-cycle gas turbine power blocks, each rated at 495 megawatts (summer rating), and a twenty-five percent (25%) undivided ownership interest in certain assets related to the Facility. EAI has agreed to acquire one of such power blocks and a twenty-five percent (25%) undivided ownership interest in such related assets, and EGSL has agreed to acquire two of such power blocks and a fifty percent (50%) undivided ownership interest in such related assets.

Contingent upon the assignment becoming effective, ENOI will be obligated to pay a base purchase price of $237 million in cash at closing for the power block and related assets allocated to it for purchase, subject to certain purchase price adjustments set forth in the Asset Purchase Agreement.

The Asset Purchase Agreement contains certain customary representations, warranties and covenants by the parties thereto. Closing is contingent upon, among other things, receipt of applicable federal and state regulatory approvals, including acceptable cost recovery, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all four of the Facility’s power blocks and certain related assets being purchased at the closing. The parties are obligated, subject to certain limitations, to indemnify each other under the Agreement for losses resulting from breaches of representations and warranties, breaches of covenants, and certain excluded liabilities.

The foregoing descriptions of the Assignment Agreement and the Asset Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Assignment Agreement and the Asset Purchase Agreement, which are filed or incorporated by reference as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d)	Exhibits.

Exhibit No.	Description
10.1
Assignment, Assumption, and Consent Agreement and Fourth Amendment to Asset Purchase Agreement, dated as of July 17, 2015, by and among Union Power Partners, L.P., Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Texas, Inc., and Entergy New Orleans, Inc.

10.2
Asset Purchase Agreement, dated as of December 8, 2014, by and among Union Power Partners, L.P., Entegra TC LLC, Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., and Entergy Texas, Inc. (filed as Exhibit 10.1 to Entergy Gulf State Louisiana, L.L.C.’s Current Report on Form 8-K dated December 8, 2014, File No. 000-20371 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Gulf States Louisiana, L.L.C.
Entergy New Orleans, Inc.

By: /s/ Marcus V. Brown
Marcus V. Brown
Executive Vice President and General Counsel

Dated: July 23, 2015